SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant                        X
                                            -------
Filed by a Party other than the Registrant  -------

Check the appropriate box:
----- Preliminary Proxy Statement
----- Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2)0 X
--X-- Definitive Proxy Statement
----- Definitive Additional Materials
----- Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                         METROLOGIC INSTRUMENTS, INC.

                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  X
----- No fee required
----- Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per *unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

____Fee paid previously with preliminary materials.
____Check if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount previously paid:_________________________________________
2) Form, Schedule or Registration Statement No.____________________
3) Filing party:___________________________________________________
4) Date filed:_____________________________________________________

                                    [LOGO]











                                  90 COLES ROAD
                           BLACKWOOD, NEW JERSEY 08012



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON THURSDAY, MAY 27, 2004



         The 2004 Annual Meeting of Shareholders (the "Annual Meeting") of Metrologic Instruments, Inc., a New Jersey corporation (the "Company"), will be held on Thursday, May 27, 2004, at 3:30 p.m., Eastern Daylight Time, at the Company's corporate offices, located at 90 Coles Road, Blackwood, New Jersey 08012, for the following purposes:

         1. To elect three Class I directors to hold office until the Annual Meeting of Shareholders in 2007.

         2. To consider and approve the 2004 Equity Incentive Plan.

         3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.

         4. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

                  The Board of Directors has fixed the close of business on March 31, 2004 as the record date for the Annual Meeting. Only shareholders of record at that time are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

                  Whether or not you expect to attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy in the envelope enclosed for your convenience.


                                           By Order of the Board of Directors,


                                           /s/ Janet H. Knowles
                                           --------------------------------
                                           Janet H. Knowles
                                           Secretary
April 29, 2004

                                 PROXY STATEMENT


METROLOGIC INSTRUMENTS, INC.                                    April 29, 2004
90 Coles Road
Blackwood, New Jersey 08012

                  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Metrologic Instruments, Inc. (the "Company") of proxies for the 2004 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the offices of the Company at 3:30 p.m., Eastern Daylight Time, on Thursday, May 27, 2004, and any adjournments or postponements thereof. Copies of this Proxy Statement and the accompanying proxy are first being sent to shareholders on or about April 29, 2004.

                  The entire cost of this proxy solicitation will be borne by the Company. Solicitation may be by mail, telephone or in person. Some of the officers and other employees of the Company may solicit proxies personally and by telephone. Management may also request banks, brokerage firms, custodians, nominees and fiduciaries to obtain authorization for the execution of proxies and will reimburse them for expenses incurred by them in connection therewith.

                  The holders of record of Common Stock of the Company, par value $.01 per share (the "Common Stock"), at the close of business on March 31, 2004 (the "Record Date") will be entitled to vote on all matters to be voted upon at the Annual Meeting and any adjournments or postponements thereof.

                  The Company had 21,372,002 shares of Common Stock issued and outstanding on the Record Date. Each share of Common Stock is entitled to one vote per share. The presence at the Annual Meeting in person or by proxy of shareholders entitled to cast at least a majority of the votes at the Annual Meeting will constitute a quorum at the Annual Meeting. Broker non-votes and abstentions will be counted in determining the presence of a quorum.

                  Subject to the conditions set forth in the Notice of Annual Meeting accompanying this Proxy Statement, the shares represented by each executed proxy will be voted in accordance with the instructions given. If no instruction is made on an executed proxy, the proxy will be voted:

o FOR the election of the nominees named thereon to the Board of Directors;

o        FOR the proposal to approve the 2004 Equity Incentive Plan; and

o FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the 2004 fiscal year.

         The Board of Directors knows of no other matters that are likely to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

         Any shareholder giving a proxy has the power to revoke the proxy by filing a written notice of revocation with the Secretary of the Annual Meeting prior to the voting of the proxy or by voting the shares subject to the proxy by written ballot.

         With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect.

         With regard to the approval of the 2004 Equity Incentive Plan, shareholders may cast their votes in favor or against, or may abstain. Abstentions will be counted as present for purposes of determining the presence of a quorum for purposes of this proposal, but will not be counted as votes cast. Broker non-votes (shares held by a broker nominee as to which the broker or nominee does not have the authority to vote on a particular matter) will not be counted as present for purposes of determining the presence of a quorum for purposes of this proposal and will not be voted. Accordingly, neither abstentions nor broker non-votes will have any effect on the outcome of the vote on this proposal.

         With regard to the ratification of the appointment of the Company's independent auditors for the 2004 fiscal year, shareholders may cast their votes in favor or against, or may abstain. Abstentions will have the effect of a negative vote, while broker non-votes will have no effect on the outcome of the vote. Shareholders entitled to vote may do so in person or by proxy. The Company may require that any votes cast in person be cast by written ballot.

         With regard to the delivery of annual reports and proxy statements, under certain circumstances the Securities and Exchange Commission permits a single set of such documents to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder, however, still receives a separate proxy card. This procedure, known as "householding," reduces the amount of duplicate information received at a household and reduces mailing and printing costs as well.

         If one set of these documents was sent to your household for the use of all Company shareholders in your household, and one or more of you would prefer to receive your own set, please contact our stock transfer agent, StockTrans, Inc., by telephone at (610) 649-7300 or by Internet at www.stocktrans.com.

         In addition, (i) if any shareholder who previously consented to householding desires to receive a separate copy of the proxy statement or annual report for each shareholder at his or her same address or (ii) if any shareholder shares an address with another shareholder and both shareholders of such address desire to receive only a single copy of the proxy statement or annual report, then such shareholder should contact his or her bank, broker or other firm in whose name the shares are registered or contact the Company at its principal executive offices.

ELECTION OF DIRECTORS

         The Company's Board of Directors is divided into three classes. Directors in each class are elected to serve for a term of three years. The terms are staggered so that approximately one-third of the Board of Directors will stand for election each year. At the Annual Meeting, three persons will be elected to the Board of Directors to serve until the 2007 Annual Meeting of Shareholders or until his or her successor is elected and qualified.

         The persons named in the enclosed proxy will vote for the election of the nominees named below who have all consented to act as directors, if elected, unless authority to vote is withheld. In the event that the nominees are unable to serve, the persons named in the proxy will vote for such substitute nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that the nominees named herein will be unable to serve.

Nominees for Terms Expiring in 2007

Richard C. Close        Mr. Close, 61, became a director of the Company in
                        September 1999. He is a private investor and also provides consulting and transition management services for companies in connection with merger and acquisition activities. From January 1997 until August 2000, Mr.
                        Close served as President and General Manager of Polaroid Graphics Imaging LLC. Polaroid Graphics
                        Imaging LLC was formerly a division of Polaroid
                        Corporation, and is now a privately owned independent company. Mr. Close served as President and Chief
                        Executive Officer of Computer Identics Corporation from
                        1993 until 1997. Mr. Close has a Bachelor of Science in Electrical Engineering from Vanderbilt University.


John H. Mathias         Mr. Mathias, 57, became a director of the Company in
                        September 1999.   Mr. Mathias currently is President of
                        Asia Technologies, LLC, a supplier of components to high tech industries in Southeast Asia and the United States.
                        From 1981 to 2002, he was Chairman and Chief Executive
                        Officer of The JPM Company, a publicly traded company that manufactured wire and cable assemblies at various locations throughout the world. The JPM Company filed a chapter 11 petition in the United States Bankruptcy
                        Court for the District of Delaware on March 1, 2002.
                        Mr. Mathias has a Bachelor of Science in Business
                        Administration and a Masters in Mathematics, both from Bucknell University.

William Rulon-Miller    Mr. Rulon-Miller, 55, became a director of the Company
                        in December 1997.  Mr. Rulon-Miller joined Janney
                        Montgomery Scott LLC in 1979 and currently serves as Senior Vice President and Director of Investment
                        Banking. He is a partner of Five Penn Center Partners, a director of The Penn Janney Fund, Inc., and on the Investment Committee of the Co-Investment Fund 2000, all of which are private venture capital organizations.
                        Mr. Rulon-Miller graduated from Princeton University and received an M.B.A. from the Wharton School of the University of Pennsylvania.

                  The foregoing director nominees will be elected by a plurality of votes cast. The Board of Directors recommends a vote "FOR" the election of Messrs. Close, Mathias and Rulon-Miller.

Board of Directors

The following persons are the remaining members of the Board of Directors with terms expiring after 2004:

C. Harry Knowles        Mr. Knowles, 75, is the founder of the Company and has
                        been Chairman of the Board of Directors since the
                        Company's inception. Mr. Knowles has served as Chief
                        Executive Officer since 1985.  Mr. Knowles served as
                        President of the Company from its inception through
                        1982 and from 1985 until February 2000.   In addition,
                        Mr. Knowles served as Chief Technical Officer with responsibility for all of the Company's research and development activities from 1982 to 1985. Since 1988, Mr. Knowles has also served as a Managing Director of Metrologic Instruments GmbH. Prior to founding the
                        Company, Mr. Knowles was the general manager of Westinghouse Electric Corporation's integrated circuits division in Elkridge, Maryland. Mr. Knowles is married to Janet H. Knowles, the Vice President, Administration,
                        Secretary, Treasurer and a director of the Company.
                        Mr. Knowles' current term as a director expires in 2006.

Janet H. Knowles        Mrs. Knowles, 62, was a director of the Company from
                        1972 to 1984 and has served as a director since 1986.
                        Mrs. Knowles served as Vice President, Administration from 1976 to 1983 and has served in that capacity and as Secretary since 1984 and as Treasurer since 1994.
                        Mrs. Knowles is responsible for the Company's administrative matters. Mrs. Knowles is married to C.
                        Harry Knowles, the Chief Executive Officer and Chairman of the Board of Directors of the Company. Mrs. Knowles' current term as a director expires in 2005.

Stanton L. Meltzer      Mr. Meltzer, 65, has been a director of the Company
                        since 1987. Mr. Meltzer, a graduate of Wharton School of the University of Pennsylvania, is a certified public accountant and since 1964 has been a principal in the firm of Gold, Meltzer, Plasky & Wise, a professional corporation of certified public accountants, located in Moorestown, New Jersey. He has chaired conferences, lectured and taught courses to accountants throughout the United States for the American Institute of Certified Public Accountants and other professional organizations. Mr. Meltzer's current term as a director expires in 2006.

Hsu Jau Nan             Mr. Hsu, 59, became a director of the Company in
                        September 1999. Mr. Hsu is an owner and managing director of several companies in Taiwan, Singapore, and China which, in the aggregate, employ over 5,000 people. From 1973 to 1983, Mr. Hsu was an Engineering
                        Manager for General Electric's television operations.
                        Mr. Hsu has an Electrical Engineering degree from National Taipei University of Technology. Mr. Hsu's current term as a director expires in 2005.

         Information regarding the Company's executive officers is incorporated herein by reference to the 2003 Annual Report on Form 10-K.

Meetings and Committees of the Board of Directors

         The Board has determined that five of the Company's seven directors are independent under the NASDAQ corporate governance rules.

         The Board of Directors has three standing committees, an Audit Committee, a Compensation Committee and an Incentive Committee. These committees were formed in September 1994 at the time of the Company's initial public offering. The Board of Directors of the Company may also designate certain special committees from time to time. The Company does not have a Nominating Committee. The Board of Directors held seven meetings in 2003. Each of the directors attended at least 75% of the aggregate of all meetings of the Board and meetings of all committees of which the director was a member, except for Hsu Jau Nan who attended only two of the Board meetings.

         In 2003, all directors attended the Annual Meeting. Directors are expected to regularly attend Board and committee meetings and to spend the time needed, and meet as frequently as necessary, to properly discharge their responsibilities.

         The Audit Committee currently consists of three members of the
Board: John H. Mathias, Stanton L. Meltzer and William Rulon-Miller, all of whom are independent from the Company and its management as independence is defined in NASD's independent director and audit committee listing standards and by the SEC. In accordance with its charter, an amended and restated copy of which is attached as Appendix A to this Proxy Statement, the Audit Committee (i) appoints the independent accountants for the Company and approves all audit and permissible non-audit related services rendered by such accountants, (ii) meets with the independent accountants and corporate officers to review matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial accounting and operating controls and the scope of the audits of the independent accountants, including in the case of the independent accounts, the fees for such services and (iii) reviews and reports on the results of such audits to the Board. The Audit Committee held four meetings during 2003.

         The Compensation Committee currently consists of three members of the Board: Richard C. Close, Stanton L. Meltzer and William Rulon-Miller. The Compensation Committee periodically reviews and evaluates the compensation of the Company's officers and establishes guidelines for compensation for the Company's personnel. The Compensation Committee did not meet during 2003.

         The Incentive Committee currently consists of three members of the Board: C. Harry Knowles, Janet H. Knowles and Hsu Jau Nan. The Incentive Committee administers the Company's 1994 Incentive Plan and the Employee Stock Purchase Plan. The Incentive Committee did not meet in 2003.

         The Company does not currently have a standing nominating committee or a committee performing similar functions. The Board believes that it is appropriate for the Company not to have such a committee because director nominees have historically been selected by the Board or have been continuing directors. In accordance with the Nasdaq Stock Market Marketplace rules, the independent members of the Board recommend director nominees for the Board's selection. Since the Company does not maintain a standing nominating committee, it has no written charter, but has adopted the nominating policy described below by Board resolution.

         The Board does not have minimum qualifications that nominees must meet in order to be considered. In the fulfillment of their responsibilities to identify and recommend to the Board individuals they deem qualified to become members of the Board, the independent directors will take into account all factors they consider appropriate, which may include business or professional experience, accomplishments, education, understanding of the business and the industry in which the Company operates, specific skills, general business acumen and the highest personal and professional integrity. Generally, the independent directors will first consider current members of the Board because they meet the criteria listed above and possess an in depth knowledge of the Company, its history, strengths, weaknesses, goals and objectives. This level of knowledge has proven very valuable to the Company. All nominees to the Board for this Annual Meeting were recommended for nomination by all of the Company's independent directors. The Company's Board unanimously approved all such nominees.

         The independent directors will consider shareholder recommendations for candidates to serve on the Board. In order to provide the independent directors time to evaluate candidates prior to submission to the shareholders for vote at the 2005 Annual Meeting, shareholders desiring to recommend a candidate must submit a recommendation to the Secretary of the Company at the Company's corporate office by February 14, 2005. The recommendation must contain the following:

o        the name, residence and business address of the nominating shareholder;

o a representation that the shareholder is a record holder of Company stock or holds Company stock through a broker and the number of shares held;

o information regarding each nominee which would be required to be included in a proxy statement;

o a description of any arrangements or understandings between and among the shareholder and each nominee; and

o        the written consent of each nominee to serve as a director, if elected.

Shareholder and Interested Party Communication with the Board of Directors

         The Board of Directors provides a process for shareholders and interested parties to send communications to the Board. Shareholders and interested parties may communicate with any of the Company's directors, any committee chairperson, the non-management directors as a group or the Board by writing to the director, committee chairperson or the Board in care of Metrologic Instruments, Inc., 90 Coles Road, Blackwood, New Jersey 08012. Communications received by the Corporate Secretary for any director are forwarded directly to the director. If the communication is addressed to the Board and no particular director is named, the communication will be forwarded, depending on the subject matter, to the Chairman, the appropriate Committee chairperson, all non-management directors, or all directors.

Metrologic's Website: www.metrologic.com

         The Company's website address is www.metrologic.com, and access to information on the website is free of charge (except for any Internet provider or telephone charges). We provide access through our website to all SEC filings submitted by us, and in the near future will provide current information relating to corporate governance. Copies of our Audit Committee Charter and our Code of Ethics, which applies to the Company's chief executive officer, chief financial officer and other executive officers and other matters impacting our corporate governance program will be accessible on our website. Copies of these documents may also be obtained free of charge by contacting Metrologic Instruments, Inc., 90 Coles Road, Blackwood, New Jersey 08012 Attention:
Corporate Secretary, telephone (856) 228-8100. We intend to post on our website any amendments to or waivers from our Code of Ethics, which are required to be disclosed by applicable law. Information contained on Metrologic's website is not part of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

         The accounting firm in which Stanton L. Meltzer, a director and shareholder of the Company, is a principal, charged fees of approximately $50,000 during 2003 for tax consulting services performed for the Company.

        In 2002, the Company entered into an engagement letter with Janney Montgomery Scott LLC pursuant to which it provided certain services as financial advisor and placement agent in connection with the Company's refinance of its Amended Credit Agreement. In return for such services, the Company paid fees, which were based upon the amount and type of financing obtained, to Janney Montgomery Scott LLC of $50,000 and $175,000, in 2002 and 2003, respectively.

Compensation of Directors

         Directors who are not employees of the Company receive an annual retainer of $10,000 plus reimbursement of expenses incurred in connection with attending Board of Directors and committee meetings, and fees of $1,000 for each Board of Directors' meeting attended and $500 for each committee meeting attended. In addition, directors are eligible to receive options to purchase the Company's Common Stock, at the discretion of the Incentive Committee, under the Company's Equity Incentive Plans.

         In 2003, the Board formed a special committee for the purposes of investigating possible candidates for a new Chief Executive Officer. The Board designated Mr. Mathias as the sole member of that committee. In connection with Mr. Mathias' service on such committee, Mr. Mathias was paid, in addition to the above fees in his capacity as a member of the Board and certain standing committees of the Board, approximately $35,000 during 2003.

              APPROVAL OF THE METROLOGIC 2004 EQUITY INCENTIVE PLAN

         Subject to the approval of the Company's shareholders, our Board of Directors adopted the Metrologic 2004 Equity Incentive Plan (the "2004 Plan") effective as of April 23, 2004. As of the date of this Proxy Statement, no awards have been granted under the 2004 Plan. The benefits that will be paid in the future under the 2004 Plan are currently not determinable.

         As described below, the 2004 Plan would continue to provide long-term and short-term incentives to executives, employees and directors of and consultants to the Company, which are substantially similar to those provided by the Company's 1994 Equity Incentive Plan (the "1994 Plan"), which will expire in accordance with its terms in September 2004. Without the adoption and approval of the 2004 Plan, the Company will not have the ability to grant equity incentive awards to its directors, officers, employees and consultants after expiration of the 1994 Plan.

         The affirmative vote of a majority of the votes cast by all holders of Common Stock entitled to vote will be required to approve the 2004 Plan. Abstentions will be counted as present for purposes of determining the presence of a quorum for purposes of this proposal, but will not be counted as votes cast. Broker non-votes (shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) will not be counted as present for purposes of determining the presence of a quorum for purposes of this proposal and will not be voted. Accordingly, neither abstentions nor broker non-votes will have any effect on the outcome of the vote on this proposal.

General

         The 2004 Plan is a flexible plan that provides the Board of Directors with broad discretion to fashion the terms of awards to provide all executive officers, directors, and other employees of and consultants to the Company and its subsidiaries ("Participants") with stock-based incentives and performance-based incentive opportunities, payable in cash or stock as the Board of Directors deems appropriate. The 2004 Plan permits the issuance of awards in a variety of forms, including: (1) non-qualified and incentive stock options,
(2) stock appreciation rights, (3) restricted stock and (4) performance shares. The 2004 Plan will expire on the tenth anniversary of the date on which it is approved by the Company's shareholders. No further awards will be made under the 2004 Plan on or after such tenth anniversary.

         The 2004 Plan provides for the issuance of up to 1,500,000 shares of common stock. The shares of common stock issuable under the 2004 Plan may be either authorized and unissued shares of common stock or issued shares of common stock reacquired by the Company. The aggregate number of shares of common stock issuable under the 2004 Plan and the number of shares of common stock subject to awards made under the 2004 Plan are subject to adjustment in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split or other change in corporate structure affecting the shares of common stock.

         If any option granted under the 2004 Plan expires, terminates or is cancelled for any reason without having been exercised in full, the number of unpurchased shares of common stock will again be available for the purposes of the 2004 Plan. Further, if any award of Restricted Stock is forfeited or if any award of performance shares terminates without the delivery of such shares, the shares of common stock subject to such award, to the extent of such forfeiture or termination, shall again be available under the 2004 Plan.

Administration of the 2004 Plan

         The 2004 Plan will be administered by the Board or by a committee or sub-committee of the Board to the extent the Board chooses to delegate its authority to such committee or sub-committee under the 2004 Plan (the "Administrator").

Awards under the 2004 Plan

         Stock Options. The Administrator may from time to time authorize grants of stock options to any Participant upon such terms and conditions as it may determine in accordance with the provisions of the 2004 Plan. The Administrator in its discretion will determine the number of shares of common stock subject to stock options to be granted to each Participant. The Administrator may grant non-qualified stock options, incentive stock options or a combination thereof to Participants eligible to receive such grants. Each option will be evidenced by, and subject to the terms of, an award certificate. Stock options granted under the 2004 Plan will provide for the purchase of common stock at prices not less than 100% of the market value thereof on the date the stock option is granted (or 110% in the case of an incentive stock option granted to a person who owns immediately prior to the grant more than 10% of the total combined voting power of all outstanding classes of stock of the Company (a "Ten Percent Shareholder")). No stock option granted will be exercisable more than ten years from the date of grant.

         Stock options granted under the 2004 Plan will be exercisable at such times and subject to such restrictions and conditions as the Administrator shall approve. Each grant will specify that the exercise price is payable (1) in cash,
(2) by the actual or constructive transfer to the Company of shares of common stock already owned by the Participant, (3) with the consent of the Administrator, by withholding a number of shares otherwise issuable to a Participant having a market value equal to the exercise price or (4) in a combination of such methods of payment.

         In the event of a Change in Control (as defined below), all outstanding options will immediately become fully exercisable, and upon payment by the Participant of the option exercise price, and, if requested by the Company, a representation in writing that the Participant is acquiring the shares of common stock without a view to distribution thereof, a stock certificate representing the shares of common stock covered thereby will be issued and delivered to the Participant.

         A "Change of Control" means the occurrence of any of the following events: (1) the Company enters into an agreement of reorganization, merger or consolidation, pursuant to which the Company or any of its subsidiaries is not the surviving corporation, (2) the Company sells substantially all of its assets to a purchaser other than a subsidiary, (3) individuals who, as of April 23, 2004, constitute the Board cease for any reason to constitute at least a majority of the Board or (4) shares of stock of the Company representing in excess of 50% of the total combined voting power of all outstanding classes of stock of the Company are acquired, in one transaction or a series of transactions, by a single purchaser or group of related purchasers (other than C. Harry Knowles, Janet H. Knowles, or a descendant of C. Harry Knowles or Janet
H. Knowles, or any group of purchasers that includes C. Harry Knowles or Janet
H. Knowles or descendants of, or entities controlled by, or associates or affiliates of C. Harry Knowles, Janet H. Knowles or their descendants).

         Stock Appreciation Rights. The Administrator may from time to time authorize grants of stock appreciation rights to any Participant upon such terms and conditions as it may determine in accordance with the provisions of the 2004 Plan. Stock appreciation rights may be granted in tandem with stock options or separate and apart from a grant of stock options. Each grant will be evidenced by a stock appreciation right certificate, will specify the required periods of continuous service by the Participant with the Company or any subsidiary, if any, and/or performance objectives, if any, to be achieved before the stock appreciation rights or installments thereof will become exercisable.

         A stock appreciation right will be a right of the Participant to receive from the Company upon exercise an amount which will be determined by the Administrator at the date of grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. "Spread" means the excess of the market value per share of the common stock on the date the stock appreciation right is exercised over (1) the option price of the related stock option or (2) if there is no tandem stock option, the grant price provided for in the stock appreciation right, multiplied by the number of shares of common stock in respect of which the stock appreciation right is exercised. No stock appreciation right will be exercisable more than ten years from the date of grant.

         Restricted Stock. The Administrator may from time to time authorize awards to any Participant of restricted stock upon such terms and conditions as it may determine in accordance with the provisions of the 2004 Plan. Each award will constitute an immediate transfer of the ownership of shares of common stock to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions hereinafter referred to. Each restricted stock award will be evidenced by, and subject to the terms of, a restricted stock certificate. Each grant or sale may limit the Participant's dividend rights during the period in which the shares of restricted stock are subject to any such restrictions. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the market value of the common stock.

         Each award will specify the performance objectives, if any, that are to be achieved in order for the ownership restrictions to lapse. Each such grant or sale will establish restrictions, such as required periods of continuous service, or other restrictions, including restrictions that constitute a "substantial risk of forfeiture" within the meaning of Section 83 of the Internal Revenue Code (the "Code") and the regulations of the Internal Revenue Service thereunder.

         Upon a Change in Control, all shares of restricted stock remaining subject to forfeiture will immediately cease to be subject to forfeiture and stock certificates representing such shares of common stock will be issued and delivered to the participants.

         Performance Shares. The Administrator may from time to time authorize grants to any Participant of performance shares. A performance share is an award of the right to receive shares of common stock at the end of a specified period upon the attainment of performance objectives specified by the Administrator at the time of grant. Each grant will be evidenced by a performance share award certificate. The Administrator will determine the eligible recipients to whom and the time or times at which performance shares will be awarded, the number of performance shares to be awarded to the Participant, the duration of the period (the "Performance Period") during which, and the conditions under which, receipt of the shares of common stock will be deferred, and the other terms and conditions of the awards. The Administrator may condition the receipt of shares of common stock pursuant to a performance share award upon the attainment of specified performance objectives or such other factors or criteria as the Administrator determines. The provisions of performance share awards need not be the same with respect to each Participant, and awards to individual Participants need not be the same in subsequent years.

         Each grant will specify the time and manner of payment of performance shares that have become payable, which payment may be made in (1) cash, (2) shares of common stock having a market value equal to the aggregate value of the performance shares that have become payable or (3) any combination thereof, as determined by the Administrator in its discretion at the time of payment.

         Upon a Change in Control, all conditions applicable to the performance share award will immediately terminate and certificates representing shares of common stock will be issued and delivered to the Participant.

         Any grant of performance shares may specify that the amount payable with respect to such performance shares may not exceed a maximum amount specified by the Administrator on the date of grant.

Amendment and Termination

         The 2004 Plan may be amended from time to time by the Administrator but may not be amended without further approval by the shareholders of the Company if such amendment would "materially" revise the terms of the 2004 Plan. Whether an amendment is "material" will be determined by reference to NASD Rules 4350 and IM 4350-5. No amendment of the 2004 Plan made without the Participant's written consent may adversely affect any right of a Participant with respect to an outstanding award. The Board of Directors may terminate the 2004 Plan at any time; provided, that no such termination will adversely affect any outstanding awards under the 2004 Plan.

Federal Income Tax Consequences

         The following summary of the federal income tax consequences of the 2004 Plan is not comprehensive and is based on current income tax laws, regulations and rulings.

         Non-Qualified Stock Options. Non-qualified stock options do not qualify for the special tax treatment accorded to incentive stock options under the Code. Although generally an optionee does not recognize income at the time of the grant of the option, he or she recognizes ordinary income upon the exercise of a non-qualified option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of the exercise price.

         As a result of the optionee's exercise of a non-qualified stock option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. The Company's deduction will be taken in the Company's taxable year in which the option is exercised.

         The excess of the fair market value of the stock on the date of exercise of a non-qualified stock option over the exercise price is not an item of tax preference for alternative minimum tax purposes.

         Incentive Stock Options. An optionee does not recognize income upon the grant of an incentive stock option. Subject to the effect of the alternative minimum tax, discussed below, if an optionee exercises an incentive stock option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option or within one year from the date of exercise, the optionee will not recognize any income by reason of the exercise, and the Company will be allowed no deduction by reason of the grant or exercise. The optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. If the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares (after the time period described above has lapsed), his or her gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his or her gain or loss will be the difference between the amount realized on the disposition of the shares and his or her basis in the shares. The Company generally will not be entitled to any income tax deduction upon disposition of the shares.

         If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (an "Early Disposition"), the optionee generally will recognize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of
(1) the amount realized on the Early Disposition or (2) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of Early Disposition. The Company generally will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee upon an Early Disposition.

         The excess of the fair market value of the shares at the time the incentive stock option is exercised over the exercise price for the shares is an item of "tax preference" for alternative minimum tax purposes.

         Stock Appreciation Rights. Recipients of appreciation rights do not recognize income upon the grant of awards. When a recipient elects to receive payment under a stock appreciation right, he or she recognizes ordinary income in an amount equal to the cash and/or fair market value of shares received, and the Company is entitled to a deduction equal to such amount.

         Restricted Stock; Performance Shares. Grantees of restricted stock and performance shares do not recognize income at the time of the grant of such stock or shares. However, when shares of restricted stock become free from any restrictions or when performance shares are paid, grantees recognize ordinary income in an amount equal to the fair market value of the stock on the date all restrictions are satisfied, and the Company will receive a corresponding deduction. Alternatively, the grantee of restricted stock may, pursuant to
Section 83(b) of the Code, elect to recognize income upon the grant of the stock and not at the time the restrictions lapse, in which event the Company would receive a corresponding deduction at that time.

         Change in Control. If there is an acceleration of the vesting of benefits and/or an acceleration of the exercisability of stock options upon a change in control, all or a portion of the accelerated benefits may constitute "excess parachute payments" under Section 280G of the Code. The employee receiving an excess parachute payment incurs an excise tax of 20% of the amount of the payment in excess of the employee's average annual compensation over the five calendar years preceding the year of the change in control, and the Company is not entitled to a deduction for a similar amount.

         Limitation on Deduction. Section 162(m) of the Code provides that no deduction will be allowed for certain remuneration with respect to a covered employee to the extent such remuneration exceeds $1 million per taxable year. An employee is a covered employee if his or her compensation is required to be reported in the Summary Compensation Table of a company's proxy statement and he or she is employed as of the last day of the taxable year. Section 162(m) of the Code does not apply to compensation payable solely on account of the attainment of one or more performance goals if (1) the goals are determined by a committee of two or more outside directors, (2) the material terms under which the remuneration will be paid, including the goals, are disclosed to shareholders and approved by a majority of the shareholders before the payment of such remuneration and (3) except in the case of stock appreciation rights and eligible stock options, such committee certifies that the goals have been met before the compensation is paid to the covered employee. Compensation arising from stock appreciation rights that are based solely on an increase in the value of the stock after the date of their award, and stock options in which the exercise price is no less than the fair market value on the date of grant constitutes compensation on account of attainment of a performance goal as long as the shareholders approve the 2004 Plan, including the maximum number of shares per participant over a specific time period.

         The Board of Directors recommends a vote "FOR" approval of the 2004
Plan.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

         Ernst & Young LLP has been selected by the Audit Committee of the Board to continue as the Company's independent auditors for the fiscal year ending December 31, 2004. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following are fees billed to the Company by Ernst & Young LLP during 2003:

         Audit Fees. Fees for audit services totaled approximately $786,000 in 2003 and approximately $422,000 in 2002, including fees associated with the annual audit, the reviews of the Company's quarterly reports on Form 10-Q and statutory audits required internationally. Of the audit fees in 2003, $242,000 was related to work performed in connection with the Company's October 2003, follow-on public offering.

         Audit Related Fees. Fees for audit related services totaled approximately $50,000 in 2003 and approximately $179,000 in 2002. Other audit related services principally include accounting consultations and a benefit plan audit.

         Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning (including expatriate tax services), totaled approximately $77,000 in 2003 and $28,600 in 2002.

         All Other Fees. The aggregated fees billed by our independent auditors for services rendered to us during 2002 and 2003, other than audit, audit-related and tax fees referred to above, were $0.

         100% of the audit related fees, tax fees and all other fees were approved by the Audit Committee.

         Pursuant to its Amended and Restated Audit Committee Charter and its Audit and Non-Audit Pre-Approval Policy, adopted on April 23, 2004, the Audit Committee will approve all audit and non-audit services to be performed by Ernst & Young LLP prior to its rendering such services. The Committee may delegate its Pre-Approval authority to one or more of its members.

         Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2004 will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

                  The Board of Directors recommends a vote "FOR" ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the 2004 fiscal year.

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 20, 2004 by:
(i) each person known by the Company to be a beneficial owner of more than five percent of the outstanding Common Stock; (ii) each of the Company's directors; (iii) each nominee for election as a director; (iv) each executive officer of the Company named in the Summary Compensation Table below;
and (v) all executive officers and directors of the Company as a group.


                       SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS


Name of Beneficial Owner     Shares Beneficially Owned(1)  Percent of Class(1)
------------------------     ---------------------------   -------------------
C. Harry Knowles                     10,479,494(2)                48.36%
Janet H. Knowles                     10,479,494(2)(3)             48.36%
Richard C. Close                         39,835(4)                  *
John H. Mathias                          28,500(5)                  *
Stanton L. Meltzer                       73,499                     *
Thomas E. Mills IV                      151,066(6)                  *
Hsu Jau Nan                              44,000(7)                  *
William Rulon-Miller                     19,000(8)                  *
Dale M. Fischer                         161,287(9)(10)              *
Benny A. Noens                           89,108(11)                 *
Jeffrey Yorsz                            40,000(12)                 *
Knowles Science Teaching Foundation   1,624,500(13)                7.56%
All executive officers
 and directors as a
 group (16 persons)                  11,264,468(14)               51.16%
-----------------
*Less than 1%.

(1) Unless otherwise indicated, each person has sole voting power with respect to shares shown as beneficially owned by such person. For purposes of calculating the number and percentage of shares beneficially owned, the number of shares of common stock deemed outstanding consists of 21,475,768, plus the number of shares underlying Common Stock options and warrants held by the named person that are exercisable or will become exercisable within 60 days.
(2) Includes 195,000 shares of Common Stock subject to warrants exercisable within 60 days, 1,624,500 shares of common stock held by the Knowles Science Teaching Foundation, 800,000 shares held by the
         C. Harry Knowles Grantor Retained Annuity Trust, and 410,994 shares held by a trust for which Janet H. Knowles serves as Co-Trustee and for which C. Harry Knowles may be deemed to have shared voting and investment power.
(3) Janet H. Knowles, Vice President, Administration, Secretary and Treasurer is the wife of C. Harry Knowles and, therefore, may be deemed to have shared voting and investment power with respect to the 7,449,000 shares owned by Mr. Knowles.
(4) Includes 39,835 shares of Common Stock subject to options that are exercisable or will become exercisable within 60 days.
(5) Includes 27,000 shares of Common Stock subject to options that are exercisable or will become exercisable within 60 days.
(6)      Includes an aggregate of 900 shares held by Mr. Mills' children.
(7) Includes 20,000 shares of Common Stock subject to options that are exercisable or will become exercisable within 60 days.
(8) Includes 15,000 shares of Common Stock subject to options that are exercisable or will become exercisable within 60 days.
(9) Includes 29,334 shares of Common Stock subject to options that are exercisable or will become exercisable within 60 days.
(10) Includes 3,000 shares held in a trust of which Mr. Fischer is a trustee and a beneficiary.
(11) Includes 75,500 shares of Common Stock subject to options that are exercisable or will become exercisable within 60 days.
(12) Includes 40,000 shares of Common stock subject to options that are exercisable or will become exercisable within 60 days.
(13) Represents shares of common stock held by the Knowles Science Teaching Foundation, 20 East Redman Avenue, Haddonfield, New Jersey 08033.
(14) Includes 349,169 shares of Common Stock subject to options that are exercisable or will become exercisable within 60 days and 195,000 shares of Common Stock subject to a warrant that is currently exercisable.

                      EQUITY COMPENSATION PLAN INFORMATION


                             Number of
                             securities     Weighted-     Number of
                             to be          average       securities remaining
                             issued upon    exercise      available for
                             exercise of    price of      future issuance under
                             outstanding    outstanding   equity compensation
                             options,       options,      plans (excluding
                             warrants and   warrants      securities reflected
Plan category                rights         and rights    in column (a))
                                (a)           (b)               (c)
-------------------------------------------------------------------------------
Equity compensation plans    2,321,000          2.78           1,006,000
 approved by security
 holders
-------------------------------------------------------------------------------
Equity compensation plans            -             -                   -
 not approved by security
 holders
-------------------------------------------------------------------------------
Total                        2,321,000          2.78           1,006,000
-------------------------------------------------------------------------------

                            EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

         The following table summarizes the compensation earned for services rendered during each of the last three fiscal years with respect to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers (the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                             Annual Compensation
                     -------------------------------------       Long-Term
                                                            Compensation Awards
                                                            -------------------
                                                                          All
                                                                         Other
                                                  Other     Securities  Compen-
Principal            Fiscal                       Annual    Underlying   sation
Position              Year Salary($)  Bonus($) Compensation Options(#)   ($)(1)
--------              ---- ---------  -------- ------------ ----------  -------

C. Harry Knowles      2003 $350,000       -        -             -       $6,666
Chairman of the       2002  350,000       -        -             -        7,200
Board and Chief       2001  350,000       -        -             -        6,300
Executive Officer

Thomas E. Mills IV(2) 2003  250,000       -        -             -        2,049
President and         2002  250,000       -        -           30,000     6,600
Chief Operating       2001  250,000       -        -             -        6,300
Officer

Dale M. Fischer       2003  160,000    135,851     -             -        7,294
Vice President,       2002  160,000    117,648     -           36,000     6,600
International Sales   2001  157,400    122,420     -             -        6,300

Benny A. Noens        2003  170,000    442,845   $9,636(3)       -        7,240
Sr. Vice President,   2002  170,000    196,287    8,603(3)     60,000     6,600
EMEA and Managing     2001  162,500    326,140    8,478(3)       -        6,300
Director, Metrologic
Instruments GmbH

Jeffrey Yorsz         2003  160,000     80,937     -             -        6,876
Sr. Vice President,   2002  160,000     31,000     -           30,000    12,600
Industrial Systems    2001  160,000    179,600     -           60,000    11,400
and President and
General Manager,
Adaptive Optics
Associates, Inc.


(1) Represents the Company's contributions to the Company's profit sharing plan, including employer 401(k) matching contributions, on behalf of each executive officer. Also includes the Company's contribution to Adaptive Optics Associates, Inc. Money Purchase Plan on behalf of Mr. Yorsz.

(2)      In February 2004, Mr. Mills resigned from the Company.

(3) Mr. Noens' other annual compensation includes certain foreign housing costs incurred by the Company on behalf of Mr. Noens.

Stock Option Grants

         No options to purchase shares of Common Stock were granted to any Named Executive Officer during the year ended December 31, 2003.


Fiscal Year End Option Information

         The following table sets forth information with respect to the number of shares covered by exercisable and unexercisable options held by the Named Executive Officers of the Company on December 31, 2003 and the value of such unexercised options on December 31, 2003.


                   AGGREGATE OPTION EXERCISES AT DECEMBER 31, 2003

                                                               Value of
                                                             Unexercised
                      Number of Securities Underlying    In-the-Money Options
                     Unexercised Options at 12/31/03 (#)  at 12/31/03 ($) (1)
                    ------------------------------------- -------------------

                     Shares
                    Acquired
                       on      Value
                    Exercise Realized   Exercis- Unexercis- Exercis- Unexercis-
Name                   (#)      ($)       able      able      able      able
----                -------- --------   -------- ---------- -------- ----------
C. Harry Knowles         -            -        -      -            -          -
Thomas E. Mills IV  54,000 1,041,475.70  159,000 18,000 3,652,350.00    460,440
Dale M. Fischer     44,233   968,691.43  123,167 21,600 2,853,354.54    552,528
Benny A. Noens      18,500   163,168.24  101,500 36,000 2,400,065.00    920,880
Jeffrey Yorsz            -            -        - 90,000            -  2,223,000

(1) Options are in-the-money if the market value of the shares covered thereby is greater than the option's exercise price. Calculated based on the fair market value at December 31, 2003 of $27.06 per share, less the exercise price.

                              EMPLOYMENT CONTRACTS

         On January 8, 2001, the Company entered into employment contracts with each of C. Harry Knowles, Chairman of the Board of Directors and Chief Executive Officer of the Company and Thomas E. Mills IV, then-President and Chief Operating Officer of the Company. The terms and conditions of these contracts provide that Messrs. Knowles and Mills are to receive an annual base salary of $350,000 and $250,000, respectively, for the year ended December 31, 2002. The initial term of each of Messrs. Knowles' and Mills' contracts expired on December 31, 2002. Each contract, however, provides for two one-year renewal periods. The current renewal term expires on December 31, 2004. Mr. Mills resigned from the Company on February 27, 2004 and, therefore, his contract is no longer in effect. Mr. Mills did not receive any compensation or benefits under his employment agreement in connection with his resignation.

         Mr. Knowles' employment contract provides for a severance payment of an amount equal to 12 months of his base salary in the event he terminates his employment for "Good Reason" (diminution in the executive's responsibilities by the Company or failure of the Company to pay the executive his compensation) or if the Company terminates him without cause. Additionally, in the event of a change-in-control of the Company, and the subsequent termination or diminution in his responsibilities, Mr. Knowles will be entitled to a payment of an amount equal to two times his cash compensation annualized over the two-year period leading up to termination. Under the terms of the employment contracts a "change-in-control" occurs if:

o Any person, entity, or group (with certain exceptions) becomes the beneficial owner of 20% or more of the outstanding shares of the Company's common stock;

o There is a change in a majority of the Board of Directors other than by election or nomination by a vote of the majority of directors comprising the Incumbent Board;

o Upon consummation of, or approval by the Company's shareholders of, a reorganization, merger, consolidation or sale that results in the Company's shareholders owning less than 50% of the combined voting power of the surviving corporation following the transaction; or

o Upon consummation of, or approval by the Company's shareholders of a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.

         On April 1, 2001, the Company entered into an employment contract with Benny A. Noens, Vice President, European Sales for the Company and Managing Director of Metrologic Instruments, GmbH, the Company's wholly owned German subsidiary. The terms and conditions of this contract provide for Mr. Noens to receive an annual base salary of $170,000 for the year ended December 31, 2002. The initial term of the contract expired on March 31, 2004 and provides for automatic one-year renewal periods thereafter. The employment contract also provides for reimbursement for certain costs related to Mr. Noens foreign living and travel expenses. Additionally the contract contains provisions for the payment of severance and payments in connection with a change-in-control of the Company upon terms and conditions similar to those contained in the employment contract for Mr. Knowles.

         On January 8, 2001, the Company entered into an employment contract with Jeffrey Yorsz, Vice President, Industrial Systems and the President and General Manager of Adaptive Optics Associates, Inc. ("AOA"), one of the Company's wholly owned subsidiaries. The terms and conditions of this contract provide for Mr. Yorsz to receive an annual base salary of $160,000 for the year ended December 31, 2002. The initial term of the contract expired on December 31, 2002, but the contract provides for two automatic one-year renewal periods. The current renewal term expires on December 31, 2004. The employment contract also provides for incentive compensation to be paid in connection with AOA and the Company achieving certain milestones with respect to earnings. Additionally, the contract contains provisions for the payment of severance and payments in connection with a change-in-control of the Company upon terms and conditions similar to those contained in the employment contract for Mr. Knowles.

        REPORTS OF THE COMPENSATION COMMITTEE AND THE INCENTIVE COMMITTEE
                        REGARDING EXECUTIVE COMPENSATION


Compensation Policies

         The Company operates in a competitive and high technology business environment. The goals of the Company's executive compensation program are to:

o motivate executives to achieve the Company's business and technical objectives in this environment;

o        reward them for their achievement;

o        foster teamwork; and

o attract and retain executive officers who contribute to the overall success of the Company.

         In establishing executive compensation levels, the Compensation Committee is guided by a number of considerations. The Compensation Committee evaluates each officer's individual performance using certain criteria, including an evaluation of each officer's attainment of predetermined sales targets or other goals, initiative, contribution to overall corporate performance and managerial ability. No specific numerical weight is given to any of the above-noted performance criteria. In making its evaluations, the Compensation Committee consults on an informal basis with other members of the Board of Directors and, with respect to officers other than the Chief Executive Officer, reviews the recommendations of the Chief Executive Officer.

         Another consideration which affects the Compensation Committee's decisions regarding executive compensation is the high demand for well-qualified personnel in the high technology industry. Given such demand, the Compensation Committee strives to maintain compensation levels which are competitive with the compensation of other executives at similarly situated companies in the industry. To that end, the Compensation Committee seeks to provide compensation comparable to that offered by other leading high technology companies of comparable size. The Compensation Committee reviews proxy statements and other publicly available information of its competitors, many of whom appear in the Core Data Index. The Compensation Committee, when establishing executive compensation levels, considers many factors including the Company's corporate performance relative to its competitors.

         Another factor which affects compensation levels is the Compensation Committee's belief that stock ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value.

Compensation Components

         The Company's executive compensation packages generally include three components: base salary; a discretionary annual cash bonus; and stock options. The Compensation Committee generally reviews and establishes the base salary and bonus of each executive officer at of the end of each year.

         Base Salary

         The Compensation Committee seeks to establish base salaries which are competitive for each position and level of responsibility with those of executive officers at various other high technology companies of comparable size.

         Cash Bonus

         The Compensation Committee believes that cash bonuses are useful on a case by case basis to motivate and reward executive officers. Bonuses for executive officers responsible for sales activities are based on the amount by which the prior year's sales for such executive officer's area of responsibility exceeded pre-determined sales targets for such area. For other executive officers, including the Chief Executive Officer and Chief Operating Officer, the cash bonus amounts are based on the Compensation Committee's judgment as to such executive officer's individual performance and contribution to the Company's strategic objectives. The Compensation Committee does not set specific amounts that could be earned upon achievement of the identified strategic objectives.

         Stock Options

         Grants of stock options under the Company's stock option plans are designed to promote the identity of the long-term interests between the Company's executives and its shareholders and to assist in the retention of executives.

         When granting stock options, the Incentive Committee considers the relative performance and contributions of each officer compared to that of other officers within the Company with similar levels of responsibility. The Incentive Committee may review the prior level of grants and awards to the executive officers and to other members of senior management, including the number of shares which continue to be subject to vesting under outstanding options, in setting the level of options to be granted to the executive officers during any given year. Stock options are granted at the market price on the date of grant and are subject to certain conditions.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1 million paid to executives is not deductible unless it is performance-based compensation and satisfies the conditions of the available exemption. Base salary does not qualify as performance-based compensation for purposes of Section 162(m), while variable compensation and option grants made to the Chief Executive Officer and other executive officers named in the Summary Compensation Table are designed to qualify as performance-based compensation under Section 162(m). No nondeductible compensation was paid in 2003. The Committee intends to continue to consider the impact of Section 162(m) on Metrologic's compensation program, but reserves the right to pay nondeductible compensation in the future if it determines that it is appropriate to do so.

Chief Executive Officer Compensation

         Since the Compensation Committee did not meet in 2003, the Board decided to maintain Mr. Knowles' salary for fiscal year 2003 at the base salary amount specified in his employment contract. Additionally, Mr. Knowles declined to receive a bonus for the 2003 fiscal year.

         This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Securities Exchange Act of 1934 and shall not be deemed soliciting material.

            Respectfully submitted,

            Compensation Committee:                     Incentive Committee:


            Richard C. Close                            C. Harry Knowles
            Stanton L. Meltzer                          Janet H. Knowles
            William Rulon-Miller                        Hsu Jau Nan

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company's audited financial statements for the year ended December 31, 2003 with management including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

         The Audit Committee discussed with the Company's independent auditors, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and received by the Audit Committee from the Company's independent auditors. The Audit Committee also has considered whether the independent auditors' provision of services other than audit related services to the Company is compatible with the auditors' independence.

         Based on reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee's recommendation was considered and approved by the Board of Directors.

         The Audit Committee has considered whether Ernst & Young LLP's provision of services other than professional services rendered for the audit and review of the Company's annual financial statements is compatible with maintaining Ernst & Young LLP's independence, and has determined that it is so compatible.

Audit Committee Financial Expert

         The Securities and Exchange Commission promulgated rules requiring public companies to disclose whether they have an audit committee financial expert. These rules are effective for Metrologic, and Mr. Stanton L. Meltzer has been designated by the Board as the Audit Committee Financial Expert.


                                                Audit Committee

                                                John H. Mathias
                                                Stanton L. Meltzer
                                                William Rulon-Miller

                            STOCK PERFORMANCE GRAPH

The graph set forth below compares the cumulative total return on the Company's common stock for the last five years with the cumulative total return on the S&P Composite 500 Stock Index and the CoreData (formally Media General) Industry Group 815-Computer Peripherals ("CoreData Index"), over the same period. Metrologic has chosen the CoreData Index for comparative purposes because it contains the Company's closest competitors and presents the most accurate comparison of stock performance in the Company's industry over the time period presented. The shareholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index.


                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                       AMONG METROLOGIC INSTRUMENTS, INC.
                     S&P 500 INDEX AND COREDATA GROUP INDEX




                       1998    1999    2000     2001    2002     2003
                       ----    ----    ----     ----    ----     ----

 METROLOGIC
  INSTRUMENTS, INC.  100.00  114.89   51.06    60.85   65.53   689.00

 S&P 500 INDEX       100.00  121.04  110.02    96.95    75.52   97.18

 COREDATA INDEX      100.00  199.71  159.40   138.45   103.68  178.27


                     ASSUMES $100 INVESTED ON JAN. 1, 1999
                          ASSUMES DIVIDENDS REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2003

                              CERTAIN TRANSACTIONS

         Since 1990, the Company's executive offices and manufacturing facilities have been located in Blackwood, New Jersey. From 1990 to December 30, 2003, the building in which the Company maintained these facilities was leased from C. Harry Knowles, Chairman of the Board and Chief Executive Officer of the Company, and Janet H. Knowles, Vice President, Administration and a director of the Company. Under the terms of the Company's previous Amended and Restated Credit Agreement (the "Amended Credit Agreement") entered into between the Company and its banks on July 9, 2002, no rental payments could be paid to Mr. and Mrs. Knowles during the term of the Amended Credit Agreement. As a result, $340,000 of rent expense was accrued during 2002 and subsequently paid to Mr. and Mrs. Knowles during the first quarter of 2003. On December 30, 2003, the Company purchased the building and property on which the building is located from Mr. and Mrs. Knowles for approximately $4.79 million. This purchase price was less than two independent appraisals of the building and property.

         In connection with the Amended Credit Agreement, certain directors and executive officers made loans to the Company, which amounts were held as cash collateral under the terms of the Amended Credit Agreement. Specifically, C. Harry Knowles and Janet H. Knowles, Dale M. Fischer and Hsu Jau Nan loaned the Company $400,000, $125,000 and $475,000, respectively. The loans accrued interest at a rate of nine percent (9%) per annum and were paid in full by the Company in February 2003.

         Janet H. Knowles, a director and Vice President, Administration of the Company, borrowed $75,000 from the Company under a promissory note to be repaid on or about August 31, 2002 or the termination of the Amended Credit Agreement, whichever was later. The Company made the loan to Mrs. Knowles as a result of her pledge of cash collateral to the banks in her capacity as guarantor for Company borrowings under its Credit Facility. This loan was paid in full by Mrs. Knowles in February 2003.

         In January 2003, the Company entered into a $4,260,000 subordinated note payable with its Chairman and CEO, C. Harry Knowles, and his spouse, Janet
H. Knowles, a director and Vice President, Administration. In connection with this note, the Company issued warrants to Mr. and Mrs. Knowles to purchase 195,000 shares of its common stock at an exercise price of $3.47 expiring on January 31, 2013. In October 2003, the Company paid in full all amounts outstanding under this subordinated note payable.

         The accounting firm in which Stanton L. Meltzer, a director and shareholder of the Company, is a principal, charged fees of approximately $50,000 during 2003 for tax consulting services performed for the Company.

         In 2002, the Company entered into an engagement letter with Janney Montgomery Scott LLC pursuant to which it provided certain services as financial advisor and placement agent in connection with the Company's refinance of its Amended Credit Agreement. In return for such services, the Company paid fees, which were based upon the amount and type of financing obtained, to Janney Montgomery Scott LLC of $50,000 and $175,000, in 2002 and 2003, respectively.

                                  OTHER MATTERS

         Management does not know of any matters other than those referred to in this Proxy Statement that may come before the Annual Meeting. However, if any other matters do properly come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, generally requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities ("10% owners") to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Directors, executive officers and 10% owners are required by regulations of the Commission to furnish the Company with copies of all Section 16(a) forms they file. All officers, directors and 10% owners, except for C. Harry Knowles and Janet H. Knowles, who filed a Form 4 late for one transaction, timely filed all reports for transactions required by Section 16(a) of the Securities Exchange Act of 1934.

                              SHAREHOLDER PROPOSALS

         In order to bring business before a shareholders' annual meeting, shareholders must give timely notice and make certain specified disclosures about (i) themselves, (ii) their ownership of shares in the Company, (iii) the reason for the proposal and (iv) their financial interest in the Company. If a shareholder wishes to present a proposal at the 2005 Annual Meeting of Shareholders, the proposal must comply with the Company's Amended and Restated Certificate of Incorporation and must be received by the Company not less than 60 days nor more than 90 days prior to the scheduled annual meeting; provided, however, if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, to be timely, notice by the shareholder must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. In addition, any shareholder proposal intended for inclusion in the proxy material for the 2005 Annual Meeting of Shareholders must also be received in writing by the Company within a reasonable amount of time. The inclusion of any proposal in the proxy material will be subject to the applicable rules of the Commission. If any shareholder wishes to present a proposal to the 2005 Annual Meeting of Shareholders that is not included in the Company's proxy statement for that meeting and fails to submit that proposal to the Secretary of the Company within a reasonable amount of time, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the Annual Meeting, without any discussion of the matter in its proxy statement.

                                    FORM 10-K

         Portions of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, are incorporated by reference into this Proxy Statement. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2003 is being delivered to shareholders with this Proxy Statement.

                                        By Order of the Board of Directors,


                                       /s/Janet H. Knowles
                                       __________________________________
                                       Janet H. Knowles
                                       Secretary

APPENDIX A

                          METROLOGIC INSTRUMENTS, INC.

                             AUDIT COMMITTEE CHARTER
                    AMENDED AND RESTATED AS OF APRIL 23, 2004


I.       STATEMENT OF PURPOSE

         The Audit Committee (the "Committee") has been established by the Board of Directors (the "Board") of Metrologic Instruments, Inc. (the "Company") to oversee the accounting and financial reporting processes of the Company and its subsidiaries, the audits of the financial statements of the Company and the Company's system of internal controls. The purposes of the Committee shall be to assist the Board in the oversight of:

        o the accounting, reporting, and financial practices of the Company and its subsidiaries, including the quality and integrity of the Company's financial statements and reports;

        o        the Company's internal accounting and financial controls;

        o the Company's compliance with legal and regulatory requirements;

        o the independent auditor's qualifications, independence and performance; and

        o the performance of the Company's internal audit and risk management functions.

II.      COMPOSITION

         A.       Number and Appointment.

                  The Committee shall have at least three members. All members of the Committee shall satisfy the independence and experience requirements of the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market ("NASDAQ") applicable to Committee members as in effect from time to time, when and as required by the SEC and NASDAQ, shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and statement of cash flows and shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the prior three years.

                  At least one member of the Committee shall have experience or background sufficient to meet the definition of an "audit committee financial expert" under the Securities Exchange Act of 1934 (the "Exchange Act"). The Board will appoint directors to the Committee at the annual meeting of the Board. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

        B.       Compensation.

                 The members of the Committee may not, other than in his or her capacity as a member of the Committee, the board of directors, or any other Board Committee (i) accept any consulting, advisory, or other compensatory fee from the Company or its affiliates or (ii) be an affiliated person of the Company or its subsidiaries.

III.     ORGANIZATION

        A.       Meetings.

                 The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall meet at least annually with management, the internal auditing department and the independent auditor in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or at least the audit committee financial expert, should review and discuss with the independent auditors and management quarterly the Company's periodic financial statements prior to their filing with the SEC.

        B.       Minutes.

                 The Committee shall maintain minutes and records relating to its meetings and the Committee's activities.

        C.       Voting.

                 Every action consented to by a majority of the Committee members present at a meeting (at which a quorum is present) will be regarded as an act of the Committee, unless other consent is required pursuant to this Charter, the Company's Certificate of Incorporation or Bylaws or applicable law.

        D.       Telephone Conference Meeting.

                 Members of the Committee may participate in a meeting through use of conference telephone or similar communication equipment, so long as all members participating in the meetings can hear one another. Participation in a meeting pursuant to this paragraph constitutes presence in person at the meeting.

IV.      RESPONSIBILITIES AND DUTIES

         The Committee is responsible for overseeing the Company's financial reporting process on behalf of the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

        A.       Responsibilities Related to Registered Public Accounting Firms.

                 The Committee shall be directly responsible for the appointment, evaluation, termination, compensation, and oversight of the work of any registered public accounting firm ("Independent Auditor"), or any audit firm employed by the Company, and each such firm shall report directly to the Committee.

                 The Committee shall explicitly approve the engagement of the Independent Auditor for all audit and permissible non-audit related services, including compensation to be paid therefor or the engagement for such services may be entered into pursuant to the Audit and Non-Audit Services Pre-Approval Policy established by the Committee.

                 The Committee shall obtain and review, at least annually, a formal written statement from the Independent Auditor delineating: (1) the internal quality control procedures of the Independent Auditor; (2) material issues raised by the Independent Auditor's most recent quality-control review;
(3) steps taken to deal with the material issues raised in the quality-control review; and (4) all relationships between the Independent Auditor, and the Company and/or its affiliates, consistent with the Independence Standards Board Standard No. 1. The Committee will consider and discuss with the Independent Auditor any disclosed relationships or services that could affect the Independent Auditor's objectivity and independence, and assess and otherwise take appropriate action to oversee the independence of the Independent Auditor.

                 The Committee shall ensure the rotation of the lead audit partner and the "concurring or reviewing partner" every five years and consider the adoption of a policy of rotating the Independent Auditor on a regular basis.

                 The Committee shall meet with the Independent Auditor prior to the commencement of an audit to discuss the scope, planning and staffing of the audit.

                 The Committee shall consider and, if deemed appropriate, adopt a policy regarding Committee pre-approval of employment by the Company of individuals formerly employed by the Independent Auditor.

                 The Committee shall evaluate the cooperation received by the Independent Auditor during their audit examination, including any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information.

                 The Committee shall review with the Independent Auditor and management any conflicts or disagreements between management and the Independent Auditor regarding financial reporting, accounting practices or policies and shall be responsible for resolving any conflicts regarding financial reporting.

                 The Committee shall confer with the Independent Auditor and with senior management regarding the scope, adequacy and effectiveness of internal auditing and financial reporting controls in effect and any special steps taken in the event of material control deficiencies.

        B.       Oversight of the Integrity of the Financial Statements.

                 Upon completion of the audit, the Committee shall review and discuss with the Independent Auditor and management the annual audited financial statements and make related recommendations in connection with the Company's 10-K filing.

                 The Committee shall review and discuss with the Independent Auditor and management the quarterly financial statements prior to the Company's 10-Q filings, and any other matters required to be communicated to the Committee by the Independent Auditor under Statement on Auditing Standards No. 61. The Chairperson of the Committee may represent the entire Committee for purposes of this discussion.

                 The Committee shall review with management and the Independent Auditor significant issues that arise regarding accounting principles and financial statement presentation, including the adoption of new, or material changes to existing, critical accounting policies or to the application of those policies, the potential effect of alternative accounting polices available under GAAP, the potential impact of regulatory and accounting initiatives and any other significant reporting issues and judgments.

                 The Committee shall discuss with the Independent Auditor and management significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

        C.       Oversight of Risk Management.

                 The Committee shall review the appointment, performance, and termination of the Internal Auditor, who shall meet with the Committee on a regular basis, attend meetings of the Committee and report regularly on the activities of the audit and risk management function.

                 The Committee shall discuss with management, and, as appropriate, the Independent Auditor, the Company's major financial and other risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

                 The Committee shall review with the Independent Auditor any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Independent Auditor and management's response, if any, to such letter.

                 The Committee shall review the results of management's efforts to monitor compliance with the Company's programs and policies designed to ensure adherence to applicable laws and regulations, as well as to its Code of Ethics, including review and approval of insider and related-party transactions.

                 The Committee shall prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

                 The Committee shall review and assess the adequacy of this charter annually and recommend any proposed changes to the Company's Board for approval.

        D.       Complaints.

                 The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Specifically, employees of the Company will be instructed that they may submit confidential, anonymous concerns regarding questionable accounting or auditing matters to the Chairperson of the Committee without fear of retaliation.

V.       RESOURCES AND AUTHORITY OF THE COMMITTEE

         The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and, in accordance with Rule 10A-3 of the Exchange Act, to retain independent counsel and other experts, advisors or consultants as it determines are necessary to carry out its duties, and to determine funding for payment of (i) compensation to any such counsel, experts, advisors or consultants, (ii) compensation to outside auditors engaged by the Committee and (iii) ordinary administrative expenses of the Committee.

VI.      LIMITATIONS OF THE COMMITTEE'S ROLE

         Although the Committee has the responsibilities and powers set forth in this Charter, it is not the Committee's duty to audit the Company's financial statements or to determine that the Company's financial statements are complete and accurate or in accordance with GAAP. These are the responsibilities of management and the independent auditor.

VII.     AMENDMENTS

         This Charter of the Committee may be amended only by a resolution of the Company's Board.

APPENDIX B
                          METROLOGIC INSTRUMENTS, INC.

                           2004 EQUITY INCENTIVE PLAN

Section 1.        General Purpose of Plan; Definitions.

1.1 General Purpose. The name of this plan is the Metrologic Instruments, Inc. 2004 Equity Incentive Plan (the "Plan"). The Plan was adopted by the Board (defined below) on April 23, 2004 subject to the approval by the shareholders of the Company (defined below). The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to Participants (defined below) that are linked directly to increases in shareholder value and will therefore inure to the benefit of all shareholders of the Company.

1.2 Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

        (a) "Administrator" means the Board or to the extent that the Board has delegated its authority under this Plan to a committee or sub-committee of the Board, then such committee or sub-committee.

        (b)     "Board" means the Board of Directors of the Company.

        (c)     "Change of Control" shall mean:

                (i) The acquisition, directly or indirectly, other than from the Company, by any person, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Third Party"), excluding, for this purpose: (1) the Company, (2) its Parent or Subsidiaries, (3) any employee benefit plan of the Company or its Subsidiaries, (4) C. Harry Knowles, Janet H. Knowles or a descendant of C. Harry Knowles or Janet H. Knowles, (5) a purchaser or group of purchasers that includes C. Harry Knowles or Janet H. Knowles or descendants of, or entities controlled by, or associates or affiliates of C. Harry Knowles, Janet
                        H. Knowles or their descendents, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), of beneficial ownership of more than 50% of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors of the Company; or

                (ii) Individuals who, as of April 23, 2004, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Directors who are directors at the time of such vote shall be, for purposes of this Agreement, an Incumbent Director; or

                (iii) Consummation of (1) a reorganization, merger or consolidation, or (2) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (whether such assets are held directly or indirectly) to a Third Party, as limited in subparagraph (i) of the definition.

        (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

        (e) "Company" means Metrologic Instruments, Inc., a New Jersey corporation.

        (f) "Disability" means with respect to any Participant, Disability as defined in any Employment Agreement between the Company (or its Subsidiary or Parent) and such Participant, or in the absence of any such Employment Agreement defining Disability, the inability of a Participant to perform substantially his or her duties and responsibilities to the Company or to any Parent or Subsidiary by reason of a physical or mental disability or infirmity (i) for a continuous period of six months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Administrator that the Participant has a physical or mental disability or infirmity that will likely prevent the Participant from returning to the performance of the Participant's work duties for six months or longer. The date of such Disability shall be the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

        (g) "Eligible Recipient" means an officer, director, employee, consultant or advisor of the Company or of any Parent or Subsidiary.

        (h) "Employee" means any full or part-time employee of the Company, or any Parent or Subsidiary. Employee shall also include an Employee Director.

        (i) "Employee Director" means any director of the Company who is also an employee of the Company or of any Parent or Subsidiary.

        (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        (k) "Fair Market Value" means, as of any given date, with respect to the Stock, (A) the closing sale price of a share of Stock on the immediately preceding trading day as reported on the principal securities exchange on which the Company's equity securities are listed or traded, (B) if not so reported, the closing sales price on the immediately preceding trading day of a share of Common Stock as published in the NASDAQ National Market Issues report in the Eastern Edition of The Wall Street Journal, or (C) if not so reported, the average of the closing bid and asked prices on the immediately preceding trading day as reported on the NASDAQ National Market System, or (D) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Administrator.

                In the event that the price of a share of Stock shall not be so reported or furnished, the Fair Market Value of a share of Stock shall be determined by the Administrator in good faith. The market value of an Option granted under the Plan on any day shall be the market value of the underlying Stock, determined as aforesaid, less the exercise price of the Option. A "trading day" is any day, other than Saturday or Sunday, on which the relevant market is open for trading.

        (l) "Incentive Stock Option" means any Stock Option that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

        (m) "Non-Employee Director" means a director of the Company who is not an employee of the Company or of any Parent or Subsidiary.

        (n) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such Stock Option is granted) that it will not be treated as an Incentive Stock Option.

        (o) "Parent" means any corporation or entity (other than the Company) in an unbroken chain of corporations or other entities ending with the Company, if each of the entities in the chain (other than the Company) beneficially owns 50% or more of the combined voting power of all voting securities in one of the other entities in the chain.

        (p) "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in
                Section 2 below, to receive grants of Stock Options, Stock Appreciation Rights, awards of Restricted Stock, or Performance Shares or any combination of the foregoing.

        (q) "Performance Shares" means shares of Stock that are subject to restrictions based upon the attainment of specified performance objectives granted pursuant to Section 7 below.

        (r) "Restricted Stock" means shares of Stock subject to certain restrictions granted pursuant to Section 7 below.

        (s) "Stock" means the common stock, par value $0.01 per share, of the Company.

        (t) "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof, over (B) the aggregate exercise price of such right (or, in the case of a Related Right, the Stock Option) or such portion thereof.

        (u) "Stock Option" means an option to purchase shares of Stock granted pursuant to Section 5 below.

        (v) "Subsidiary" means any corporation or entity (other than the Company) in an unbroken chain of entities beginning with the Company, if each of the entities (other than the last or entity) in the unbroken chain beneficially 50% or more of the total combined voting power of all voting securities in one of the other entities in the chain.

        (w) "Termination for Cause" means a termination of employment that has been designated as a "termination for cause" pursuant to standard Company procedures.

Section 2.      Administration.

2.1 Administration. The Plan shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act ("Rule 16b-3"), by the Administrator.

2.2 Power of the Administrator. Pursuant to the terms of the Plan, the Administrator shall have the power and authority to grant to Eligible Recipients pursuant to the terms of the Plan: (a) Stock Options, (b) Stock Appreciation Rights, (c) awards of Restricted Stock or Performance Shares or (c) any combination of the foregoing. In addition to the power and authority delegated to the Administrator elsewhere in this Plan, the Administrator shall have the authority:

        (a)     to select those Eligible Recipients who shall be Participants;

        (b) to determine whether and to what extent Stock Options, Stock Appreciation Rights, awards of Restricted Stock or Performance Shares or a combination of any of the foregoing, are to be granted hereunder to Participants;

        (c) to determine the number of shares of Stock to be covered by each award granted hereunder;

        (d)     to revise existing awards;

        (e) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each award granted hereunder (including, but not limited to, (x) the restrictions applicable to awards of Restricted Stock and the conditions under which restrictions applicable to such awards of Restricted Stock shall lapse), and (y) the performance goals and periods applicable to awards of Performance Shares); and

        (f) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Stock Options, Stock Appreciation Rights, awards of Restricted Stock, or Performance Shares or any combination of the foregoing granted hereunder.

2.3 Interpretation. The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

2.4 Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

Section 3.      Stock Subject to Plan.

3.1     Number of Shares.

        (a) The total number of shares of Stock reserved and available for issuance under the Plan shall be 1,500,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

        (b) Consistent with the provisions of Section 162(m) of the Code, as from time to time applicable, to the extent that (i) a Stock Option expires or is otherwise terminated without being exercised, or (ii) any shares of Stock subject to any award of Restricted Stock, or Performance Shares granted hereunder are forfeited, such shares of Stock shall again be available for issuance in connection with future awards granted under the Plan.

3.2 Certain Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of shares of Stock reserved for issuance under the Plan and the maximum number of shares of Stock that may be granted to any Participant in any calendar year, (ii) the kind, number and exercise price of shares of Stock subject to outstanding Stock Options and Stock Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of shares of Stock subject to outstanding awards of Restricted Stock and Performance Shares granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion. An adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right related to any Stock Option. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

Section 4.      Eligibility.

4.1 Eligible Recipients. Eligible Recipients shall be eligible to be granted Stock Options, Stock Appreciation Rights, awards of Restricted Stock or Performance Shares or any combination of the foregoing hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients, and the Administrator shall determine, in its sole discretion, the number of shares of Stock covered by each such award.

Section 5.      Stock Options.

5.1     Option Grants.

        (a) Stock Options may be granted alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each Participant. Participants who are granted Stock Options shall be granted a stock option certificate in such form as the Administrator shall determine, which certificate shall set forth, among other things, the option price of the Stock Option, the term of the Stock Option and provisions regarding vesting and exercisability of the Stock Option granted thereunder.

        (b)     The Stock Options granted under the Plan may be of two types:
                (i) Incentive Stock Options and (ii) Non-Qualified Stock
                Options.

5.2 Incentive Stock Options; Non-Qualified Stock Options. The Administrator shall have the authority to grant to any officer or employee of the Company or of any Parent or Subsidiary (including directors who are also officers of the Company) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Directors who are not also officers of the Company or of any Parent or Subsidiary, consultants or advisors to the Company or to any Parent or Subsidiary may only be granted Non-Qualified Stock Options (with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. More than one Stock Option may be granted to the same Participant and be outstanding concurrently hereunder.

5.3 Terms of Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

        (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, (i) in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on such date, (ii) in the case of Non-Qualified Stock Options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, be less than 100% of the Fair Market Value of the Stock on such date and (iii) in any event, be less than the par value (if any) of the Stock. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Incentive Stock Option is granted to such Participant, the option price of such Incentive Stock Option (to the extent required at the time of grant by the Code) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

        (b) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

        (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant. The Administrator may provide at the time of grant, in its sole discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, in its sole discretion.

        (d) Change of Control. In the event of a Change of Control, all outstanding Stock Options shall immediately become fully exercisable, and upon payment by the Participant of the option price (and, if requested, delivery of the representation described in Section 9(b)), a stock certificate or stock certificates representing the Common Stock covered thereby shall be issued and delivered to the Participant.

        (e)     Method of Exercise.

                (i) Subject to Section 5.3(b), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the option price in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Administrator, (ii) in the form of unrestricted Stock already owned by the Participant which, (x) in the case of unrestricted Stock acquired upon exercise of an option, has been owned by the Participant for more than six months on the date of surrender, and (y) has a Fair Market Value on the date of surrender equal to the aggregate option price of the Stock as to which such Stock Option shall be exercised and the minimum statutory withholding taxes with respect thereto, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing. A Participant shall generally have the rights to dividends and any other rights of a shareholder with respect to the Stock subject to the Stock Option only after the Participant has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 10.1(b) below.

                (ii) Notwithstanding anything to the contrary contained herein, a Stock Option may not be exercised for a fraction of a share of Stock.

                (iii) The Administrator may require the surrender of all or a portion of any Stock Option granted under the Plan as a condition precedent to the grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted. Consistent with the provisions of Section 162(m), to the extent applicable, upon their surrender, Stock Options shall be canceled and the shares of Stock previously subject to such canceled Stock Options shall again be available for future grants of Stock Options and other awards hereunder.

        (f) Non-Transferability of Stock Options. Except under the laws of descent and distribution or as otherwise permitted by the Administrator, the Participant shall not be permitted to sell, transfer, pledge or assign any Stock Option, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant; provided, however, that the Participant shall be permitted to transfer one or more Non-Qualified Stock Options to a trust controlled by the Participant during the Participant's lifetime for estate planning purposes.

        (g) Termination of Employment or Service. If a Participant's employment with or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary terminates by reason of his or her death, Disability or for any other reason (other than a Termination for Cause), the Stock Option may, to the extent exercisable on the date of such termination, thereafter be exercised for a period that will be determined by the Administrator but in no event less than thirty (30) days following the date of termination.

        (h) Termination for Cause. In the event of a Termination for Cause, any Stock Option held by the Participant, which was not exercised prior to the date of such Termination for Cause shall be forfeited.

        (i) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to a Participant under this Plan and all other option plans of the Company or of any Parent or Subsidiary become exercisable for the first time by the Participant during any calendar year exceeds $100,000 (as determined in accordance with Section 422(d) of the Code), the portion of such Incentive Stock Options in excess of $100,000 shall be treated as Non-Qualified Stock Options.

Section 6.      Stock Appreciation Rights.

6.1 Types of Stock Appreciation Rights. Stock Appreciation Rights may be granted either alone ("Free Standing Right") or in conjunction with all or part of any Stock Option granted under the Plan ("Related Rights"). In the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made; provided that Related Rights granted in conjunction with Incentive Stock Options can only be granted to Eligible Recipients who can receive Incentive Stock Options; the number of shares of Stock to be awarded, the exercise price, and all other conditions of Stock Appreciation Rights. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant.

6.2 Terms of Stock Appreciation Rights. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

        (a) Awards. The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such award, until such recipient has been granted a certificate by the Company evidencing the award (a "Stock Appreciation Right Certificate"). Participants who are granted Stock Appreciation Rights shall have no rights as shareholders of the Company with respect to the grant or exercise of such rights.

        (b)     Exercisability.

                (i) Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant; provided, however, that no Free Standing Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of a Participant's death or Disability prior to the expiration of such six-month period.

                (ii) Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 above and this Section 6 of the Plan; provided, however, that a Related Right granted in connection with an Incentive Stock Option shall be exercisable only if and when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option; and provided, further, that no Related Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of a Participant's death or Disability prior to the expiration of such six-month period.

        (c)      Payment Upon Exercise.

                (i) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in the Free Standing Right (which price shall be no less than 100% of the Fair Market Value of the Stock on the date of grant) multiplied by the number of shares of Stock in respect of which the Free Standing Right is being exercised, with the Administrator having the right to determine the form of payment.

                (ii) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the option price per share specified in the related Stock Option multiplied by the number of shares of Stock in respect of which the Related Right is being exercised, with the Administrator having the right to determine the form of payment. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

        (d)     Non-Transferability.

                (i) Free Standing Rights shall be transferable only when and to the extent that a Stock Option would be transferable under Section 5 of the Plan.

                (ii) Related Stock shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5 of the Plan.

        (e)     Termination of Employment or Service.

                (i) If a Participant's employment with or service to the Company or to any Parent or Subsidiary terminates by reason of his or her death, Disability or for any other reason (other than a Termination for Cause), the Free Standing Rights may, to the extent exercisable on the date of such termination, thereafter be exercised for a period that will be determined by the Administrator but in no event less than thirty (30) days following the date of termination.

                (ii) In the event of a Termination for Cause, any Free Standing Right held by the Participant, which was not exercised prior to the date of such Termination for Cause shall be forfeited.

                (iii) In the event of the termination of employment or service of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Stock Options.

        (f)     Term.

                (i) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten years after the date such right is granted.

                (ii) The term of each Related Right shall be the term of the Stock Option to which it relates, but no Related Right shall be exercisable more than ten years after the date such right is granted.

Section 7.      Restricted Stock and Performance Shares.

7.1 Awards of Restricted Stock or Performance Shares. Awards of Restricted Stock or Performance Shares may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock or Performance Shares shall be made; the number of shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock or Performance Shares; the Restricted Period (as defined in Section 7.4(a)) applicable to awards of Restricted Stock; the performance objectives applicable to awards of Performance Shares; and all other conditions of the awards of Restricted Stock and Performance Shares. Subject to the requirements of Section 162(m) of the Code, as applicable, the Administrator may also condition the grant of the award of Restricted Stock or Performance Shares upon the exercise of stock options, or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of the awards of Restricted Stock or Performance Shares need not be the same with respect to each Participant.

7.2 Awards and Certificates. The prospective recipient of awards of Restricted Stock or Performance Shares shall not have any rights with respect to any such award, unless and until such recipient has granted a certificate evidencing the award (a "Restricted Stock Award Certificate," or "Performance Shares Award Certificate," as appropriate). Except as otherwise provided below in this Section 7.2(b), (i) each Participant who is granted an award of Restricted Stock or Performance Shares shall be issued a stock certificate in respect of such shares of Restricted Stock or Performance Shares, if applicable; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such award.

7.3 Custody of Certificates. The Administrator may require that the stock certificates evidencing Restricted Stock or Performance Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock or Performance Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award. In no event shall the restrictions end prior to the payment by the Participant to the Company of the amount of any Federal, state and local income or employment tax withholding that may be required with respect to Restricted Stock or Performance Shares.

7.4 Restrictions and Conditions. The awards of Restricted Stock and Performance Shares granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

        (a) General Terms. Subject to the provisions of the Plan and the Restricted Stock Award Agreement or Performance Shares Award Agreement, as appropriate, governing any such award, during such period as may be set by the Administrator commencing on the date of grant (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock or Performance Shares awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant's termination of employment or service as a director, consultant or advisor to the Company or any Parent or Subsidiary or the Participant's death or Disability.

        (b) Change in Control. In the event of a Change of Control, all Restricted Stock or Performance Shares remaining subject to forfeiture shall immediately cease to be subject to forfeiture and a stock certificate or stock certificates representing such shares of Common Stock (or cash in the case of certain Performance Shares) shall be issued and delivered to the Participant.

        (c) Rights of Participant. Except as provided in Section 7.4(a), the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Stock or Performance Shares during the Restricted Period. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock or Performance Shares except as the Administrator, in its sole discretion, shall otherwise determine.

        (d) Termination of Employment. The rights of Participants granted awards of Restricted Stock or Performance Shares, upon termination of employment or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary for any reason during the Restricted Period, shall be set forth in the Restricted Stock Award Certificate or Performance Shares Award Certificate, as appropriate, governing such awards.

Section 8.      Amendment and Termination.

8.1 Amendments. The Plan may be amended or terminated at any time and from time to time by the Board without the approval of shareholders of the Company, except that no material revisions to the terms of the Plan will be effective until the amendment is approved by the shareholders of the Company. Whether a revision is "material" for this purpose shall be determined by reference to NASD Rules 4350 and IM 4350-5. No amendment of the Plan made without the Participant's written consent may adversely affect any right of a Participant with respect to an outstanding award.

8.2 Termination. The Plan will terminate upon the earlier of the following dates or events to occur:

        (a)     the adoption of a resolution of the Board terminating the Plan;
                or

        (b) the day before the 10th anniversary of the date of the Company's 2004 Annual Meeting of Shareholders.

        No awards will be granted under this Plan after it has terminated. The termination of the Plan, however, will not without such person's consent, alter or impair any of the rights or obligations of any person under any award previously granted under the Plan. After the termination of the Plan, any previously granted awards will remain in effect and will continue to be governed by the terms of the Plan and the applicable award certificate.

8.3 Term. No Stock Option, Stock Appreciation Right or awards of Restricted Stock or Performance Shares, shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

Section 9.      Unfunded Status of Plan.

9.1 The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 10.     General Provisions.

10.1    Compliance with Securities Laws.

        (a) Shares of Stock shall not be issued pursuant to the exercise of any award granted hereunder unless the exercise of such award and the issuance and delivery of such shares of Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (b) The Administrator may require each person acquiring shares of Stock hereunder to represent to and agree with the Company in writing that such person is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

        (c) All certificates for shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

10.2 No Other Rights Conferred. Nothing contained in the Plan shall prevent the Board or any duly authorized committee thereof, from adopting other or additional compensation arrangements, subject to shareholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

10.3 Federal and State Taxes. Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

10.4 No Liability. No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 11.     Shareholder Approval; Effective Date of Plan.

11.1 The grant of any award hereunder shall be contingent upon shareholder approval of the Plan being obtained within 12 months before or after the date the Board adopts the Plan.

                          METROLOGIC INSTRUMENTS, INC.

                                      PROXY

The undersigned hereby appoints C. Harry Knowles and Stanton L. Meltzer the proxies of the undersigned (each with power to act alone and with power of substitution and with discretionary authority to vote as designated on the reverse side) to represent and vote at the Annual Meeting of Shareholders of Metrologic Instruments, Inc. to be held at the Company's corporate headquarters located at 90 Coles Road, Blackwood, New Jersey 08012 on May 27, 2004 at 3:30 P.M., or at any adjournments or postponements thereof, the shares of stock of the Company which the undersigned would be entitled to vote if then personally present, as indicated herein, and in their discretion upon such other business as may come before the Annual Meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith.

This proxy is solicited by the Board of Directors. The Board recommends a vote FOR the directors nominated, FOR the approval of the 2004 Equity Incentive Plan and FOR the ratification of Ernst & Young LLP as the Company's independent auditors for fiscal 2004.

THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE OR, IF NO SPECIFICATIONS ARE MADE, THEY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NOMINATED, FOR THE APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2004.

                 (PLEASE FILL IN, SIGN AND DATE ON REVERSE SIDE)

X Please mark your votes as in this example.


1.  Election of Richard C. Close
    as director with term expiring in 2007.      _____      _____

    Election of John H. Mathias                   FOR     WITHHELD
    as director with term expiring in 2007.      _____      _____

    Election of William Rulon-Miller              FOR     WITHHELD
    as director with term expiring in 2007.      _____      _____

2.  Approval of the 2004 Equity                   FOR     WITHHELD   ABSTAIN
    Incentive Plan                               _____     _____      _____

3.  Ratification of Ernst & Young LLP             FOR     AGAINST    ABSTAIN
    as independent auditors.                     _____     _____      _____




SIGNATURE(S)_____________________________________  DATE__________________, 2004
SIGNATURE(S)_____________________________________  DATE__________________, 2004
NOTE: Please sign exactly as name appears herein. Joint owners should each sign. When signing as a corporate officer, attorney, executor, administrator, trustee or guardian, please give full title as such.